Exhibit 1

Joint Filing Agreement

By this Agreement, the undersigned agree that this Statement on Schedule 13G being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of Ellomay Capital Ltd. is being filed on behalf of each of us.

August 4, 2013

Ron Senator

/s/ Ron Senator
_________________________
By: Ron Senator

Sphera Funds Management Ltd.

/s/ Amir Ayalon
________________________
By: Amir Ayalon
Title: Chief Executive Officer

Sphera Capital Ltd.

/a/ Amir Ayalon
________________________
By: Amir Ayalon
Title: Chief Executive Officer